EXECUTION COPY

EXHIBIT 1.1

POPULAR, INC.

8.25% Non-cumulative Monthly Income Preferred Stock, Series B

Underwriting Agreement

May 22, 2008

UBS Financial Services Incorporated of Puerto Rico

Popular Securities, Inc.

As representatives (the “Representatives”) of the several

underwriters named in Schedule I

Ladies and Gentlemen:

Popular, Inc. (the “Company”), a Puerto Rico corporation, proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representatives, an aggregate of 16,000,000 shares (the “Securities”) of 8.25% Non-cumulative Monthly Income Preferred Stock, Series B, no par value and with a liquidation preference of $25 per share (the “Preferred Stock”), of the Company on the terms and for the purposes set forth in Section 2 hereof.

Capitalized terms used herein and not otherwise defined but that are defined in the Pricing Prospectus (as defined in Section 1(a)), have the meanings specified in the Pricing Prospectus.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as follows:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-135093) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto, and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c)), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 9(f).

(c) For the purposes of this Agreement, the “Applicable Time” is 7:05 a.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 9(f).

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 9(f); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II.

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 9(f).

(f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to execute and deliver this Agreement; the Company has the full corporate power and authority to issue, sell and deliver the Securities as contemplated herein; and the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”).

(g) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(h) Each Significant Subsidiary (as defined below) of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has full corporate or other organizational power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding shares of capital stock of each such Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations), were not issued in violation of any preemptive or similar right and, except as otherwise disclosed in the Pricing Prospectus (exclusive of any supplement thereto) and, except for directors’ qualifying shares, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity or, if such is not the case, that any such security interest, mortgage, pledge, lien, encumbrance, claim or equity, when exercised, enforced or otherwise asserted, will not have a Material Adverse Effect; the Company’s “significant subsidiaries” are Banco Popular de Puerto Rico and Banco Popular North America (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”).

(i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Securities have been duly and validly authorized and, when issued and delivered against payment at the Time of Delivery as contemplated by the Pricing Prospectus, such Securities will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in the Company’s Articles of Incorporation, as amended to the Time of Delivery, including the Certificate of Designation relating to such shares (the “Certificate of Designation”) filed under the Puerto Rico General Corporations Law of 1995; and the Securities conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(l) Neither the Company nor any of the Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective charter or bylaws or other organizational document, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Nasdaq Stock Market), or (E) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries or any of their respective properties which breach, violation or default, other than under clause (A), would have a Material Adverse Effect or prevent consummation of the transactions contemplated under this Agreement; and the execution, delivery and performance of this Agreement, the issuance of the Securities and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to) (I) the charter or bylaws or other organizational document of the Company or any of the Significant Subsidiaries, (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Nasdaq Stock Market, or (V) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries or any of their respective properties, that would, other than under clause (I), have a Material Adverse Effect or prevent consummation of the transactions contemplated under this Agreement.

(m) No approval, authorization, consent, or order of or filing with any governmental body, authority or agency, is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated hereby other than as may be required by the Act or the regulations thereunder, or the securities or blue sky laws of the Commonwealth of Puerto Rico or under the rules and regulations of The Financial Industry Regulatory Authority, Inc. (“FINRA”).

(n) (i) Each of the Company and the Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to possess any such licenses, authorizations, consents and approvals or failure to make any necessary filings would not, individually or in the aggregate, have a Material Adverse Effect, and; (ii) neither the Company nor any of the Significant Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, certificate, permit, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Significant Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(o) Except as set forth in the Registration Statement and the Pricing Prospectus, there are no actions, suits, claims, investigations or proceedings pending or to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any of its directors or officers to which the Company or any such subsidiaries, or any such directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any court or governmental body, authority or agency, that would have a Material Adverse Effect or prevent consummation of the transactions contemplated under this Agreement.

(p) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and its subsidiaries is incorporated by reference in the Pricing Prospectus, is an independent registered public accounting firm as required by the Act, the rules and regulations of the Commission thereunder and by the rules of the Public Company Accounting Oversight Board.

(q) The consolidated financial statements incorporated by reference in the Pricing Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act, the Exchange Act and the rules and regulations of the Commission thereunder and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Pricing Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X promulgated under the Act) that are not included or incorporated by reference as required; the Company has disclosed all material commitments and contingencies in the footnotes of its consolidated financial statements to the extent such commitments and contingencies are required to be disclosed in the footnotes of consolidated financial statements prepared in accordance with GAAP; except as disclosed in the Registration Statement and the Pricing Prospectus, neither the Company nor any subsidiary is, together with its “related parties,” the “primary beneficiary” of any “variable interest entity” (as such terms are used in Financial Accounting Standards Board Interpretation No. 46).

(r) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, except as may otherwise be stated therein or contemplated thereby, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and its subsidiaries taken as a whole, (iii) any change in the capital stock or outstanding indebtedness of the Company or any subsidiary, which is material to the Company and its subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company (except for the regularly scheduled dividend on the Company’s outstanding shares of common stock declared on May 21, 2008 and to be paid on July 1, 2008 in the amount of $0.16 per share).

(s) Neither the Company nor any of the Significant Subsidiaries is or, after giving effect to the transactions contemplated in this Agreement, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(t) The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Pricing Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.

(u) Except as would not have a Material Adverse Effect, (i) all tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and (ii) all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, shown on such tax returns have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(v) The Company maintains a system of internal accounting controls meeting the requirements of Section 13(b)(2) of the Exchange Act.

(w) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls that have been identified by the Company’s management and which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that has been identified by the Company’s management and that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct in all material respects; and the Company, its subsidiaries and the Company’s directors and officers in such person’s capacity as a director or officer serving the Company, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Nasdaq Stock Market promulgated thereunder.

(x) All statistical or market-related data included or incorporated by reference in the Registration Statement and the Pricing Prospectus are in all material respects based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required by them.

(y) Except as (i) would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) has been disclosed in the Registration Statement and the Pricing Prospectus (exclusive of any supplement thereto), (x) none of the Company, any of its subsidiaries or each of the Company’s or its subsidiaries’ directors, officers, agents, employees or affiliates, in such person’s capacity as a director, officer, agent, employee or affiliates of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), (y) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Act, and (z) the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(z) Except as (i) would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) has been disclosed in the Registration Statement and the Pricing Prospectus (exclusive of any supplement thereto), the operations of the Company and its subsidiaries have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering

Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, in such person’s capacity as a director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or lend, contribute or otherwise make available such proceeds for the purpose of financing the activities of any person known by the Company to be subject to any U.S. sanctions administered by OFAC.

(bb) No Significant Subsidiary is currently party to any contract, is currently subject to any regulatory order or has received any notice (directed at such Significant Subsidiary and not other similarly situated entities) from a regulatory body, authority or agency, in any case that prohibits, directly or indirectly, it from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Prospectus.

(cc) The Company has derived more than 20% of its gross income from Puerto Rico sources on an annual basis since its incorporation in accordance with the applicable sourcing rules under the Puerto Rico Internal Revenue Code of 1994, as amended.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule II, the number of Securities set forth opposite such Underwriter’s name in Schedule I. For the purposes of this Agreement, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or San Juan, Puerto Rico are generally authorized or obligated by law or executive order to close.

3. Delivery and Payment.

(a) Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule II or at such other date and time as the Underwriters and the Company may agree in writing (such time and date of delivery of and payment for the Securities being herein called the “Time of Delivery”). The Securities to be purchased by the Underwriters hereunder will be represented by one or more global certificates representing the Securities that will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company shall deliver the

Securities to UBS Financial Services Incorporated of Puerto Rico, for the account of each Underwriter against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriters at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Underwriters at DTC. The Company shall cause the certificates representing the Securities to be made available to the Underwriters for checking at least twenty-four hours prior to the Time of Delivery.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8, including the cross-receipt for Securities and any additional documents requested by the Underwriters pursuant to Section 8(h) hereof, will be delivered to the Closing Location specified in Schedule II, and the Securities will be delivered at the office of DTC or its designated custodian, all at the Time of Delivery. On the Business Day next preceding the Time of Delivery the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Pricing Disclosure Package and the Prospectus.

5. Agreements. The Company agrees with the Underwriters as follows:

(a) To prepare the Prospectus in a mutually agreed form and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), to make no further amendment or any supplement to the Registration Statement or the Prospectus unless it has furnished to you a copy for your review prior to filing or transmission for filing of the same with or to the Commission; for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), to advise you, promptly after it receives confirmation thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; if so requested by the Underwriters, to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus; for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering and sale of the Securities, to advise you, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use their reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a mutually agreed form and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus except as mutually agreed.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, after receiving notice or becoming aware of the foregoing, the Company promptly will prepare and file or transmit for filing with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance.

(d) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than August 16, 2009, an earnings statement (which need not be audited) of the Company and its subsidiaries, covering a 12-month period beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder.

(e) The Company will use its reasonable best efforts to furnish in San Juan, Puerto Rico to each of the Underwriters as soon as reasonably practicable after the date of this Agreement and from time to time, as many copies of the Prospectus and all amendments of and supplements to the Prospectus as may be reasonably requested, provided that such request, including the delivery location for such copies of the Prospectus is provided by such Underwriters in a timely manner. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering and sale of the Securities and if at the time of such offering or sale any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, or the Exchange Act, to notify you and promptly file such document and, if required, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(f) The Company will use its reasonable best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(g) The Company will use all commercially reasonable efforts to ensure that, no later than 30 days following the First Time of Delivery, the Securities will be listed on the Nasdaq National Market.

6. Covenants Regarding Free Writing Prospectuses. (a)(i) The Company represents and agrees that, other than any final term sheet prepared and filed pursuant to Section 5(a), without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) Each Underwriter represents and agrees that, without the prior consent of the Company, other than any final term sheet prepared and filed pursuant to Section 5(a) relating to the Securities containing customary information and conveyed to purchasers of the Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus that is required to be filed with the Commission under Rule 433 under the Act; and

(iii) Any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives, expressly for use therein, which information is limited to the information set forth in Section 9(f).

7. Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(f); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the certificates for the Securities in definitive form; (vi) filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (vii) all fees and expenses in connection with the listing of the Securities; (viii) the costs and charges of any transfer agent or registrar or paying agent; (ix) all of the Company’s costs and expenses relating to investor roadshow and similar presentations; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 11, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Time of Delivery, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; any final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

(b) The Company shall have furnished to the Representatives a certificate, dated the Time of Delivery, of the Company, signed by the principal financial officer, principal accounting officer or treasurer of the Company, to the effect that, to the best of his or her knowledge after reasonable investigation:

(i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Time of Delivery with the same effect as if made on the Time of Delivery and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery, in all material respects;

(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted and are pending or, to the knowledge of such officer, have been threatened as of such date; and

(iii) Since the date of the most recent financial statements included or incorporated by reference in the Pricing Prospectus, there has been no material adverse change in the financial position, results of operations, cash flows or prospects relating thereto of the Company and its consolidated subsidiaries, except as set forth in or contemplated by the Prospectus.

(c) The Company shall have furnished to the Underwriters the opinion, dated the Time of Delivery, of Brunilda Santos de Alvarez, Esq., Executive Vice President and Chief Legal Officer of the Company, substantially in the form attached as Exhibit A.

(d) Sullivan & Cromwell LLP, special counsel to the Company, shall have furnished to the Underwriters an opinion and letter, dated the Time of Delivery, substantially in the form attached as Exhibit B.

(e) Pietrantoni Méndez & Alvarez LLP shall have furnished to the Underwriters an opinion, dated the Time of Delivery, to the effect that the statements made in the Pricing Prospectus and the Prospectus under the heading “Taxation – Puerto Rico Taxation,” insofar as they purport to constitute summaries of Puerto Rico income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(f) The Representatives shall have received from Pietrantoni Méndez & Alvarez LLP, counsel for the Underwriters, such opinion or opinions, dated the Time of Delivery, with respect to such matters as the Representatives may reasonably require.

(g) On the date hereof prior to the execution of this Agreement and the Time of Delivery, PricewaterhouseCoopers LLP, as independent registered public accountants of the Company, shall have furnished to the Representatives a letter, dated on such date and in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Prospectus, and confirming that they are independent accountants within the meaning of the Act and the Exchange Act, and the respective applicable published rules and regulations of the Commission thereunder.

(h) Subsequent to the Applicable Time, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, long-term debt, stockholders’ equity or results of operations of the Company and its consolidated subsidiaries that the Representatives reasonably conclude, after consultation with the Company, is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

(i) The Company shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request prior to the Time of Delivery.

(j) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s unsecured debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s unsecured debt securities or preferred stock.

(k) The Company shall have complied with the provisions of the first sentence of Section 5(e) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, such Time of Delivery by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

9. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 9(f).

(b) The Underwriters will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any

amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 9(f); and will reimburse the Company, as appropriate, for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 9 if the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would, in the reasonable opinion of the Representatives, be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act; and each broker-dealer affiliate of any Underwriter that may be considered an underwriter of the Securities within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

(f) The Underwriters severally confirm that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the commission figures and the paragraphs relating to stabilization by the Underwriters and electronic distribution appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and the Company acknowledges and agrees that such information constitutes the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

10. Termination. This Agreement may be terminated at the discretion of the Representatives, by notice to the Company, without liability on the part of the Underwriters to the Company if, prior to delivery and payment for the Securities (i) trading in the common stock or the preferred stock of the Company or securities generally shall have been suspended by the Commission or by The Nasdaq Stock Market, Inc. or the New York Stock Exchange, Inc. (the “NYSE”), (ii) minimum or maximum prices shall have been established for the common stock or the preferred stock of the Company or securities generally on either the Nasdaq Stock Market or the NYSE, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such market or exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by the United States, New York State, or Commonwealth of Puerto Rico authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Pricing Prospectus. Any termination pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Sections 7 and 9(a).

11. Underwriter Default.

(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements in Section 9; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of each of the Company, its officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriters or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

13. Arm’s-Length Terms. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters owe a fiduciary duty to the Company, in connection with such transaction or the process leading thereto.

14. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, Attention: Richard Barrios, Senior Vice President and Treasurer, or (b) if to the Underwriters, to UBS Financial Services Incorporated of Puerto Rico, 250 Muñoz Rivera Avenue, 9th Floor, San Juan, Puerto Rico 00918, Attention: José Arias, Managing Director, and Popular Securities, Inc., 209 Muñoz Rivera Avenue, Suite 1200, San Juan, Puerto Rico 00918, Attention: Gregory Kaufman, Managing Director. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company.

15. Successors. This Agreement shall inure to the benefit of, and shall be binding upon the Underwriters, the Company, and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PUERTO RICO, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,

POPULAR, INC.

By:	/s/ Jorge A. Junquera
Name:	Jorge A. Junquera
Title:	Senior Executive Vice President

Confirmed as of the date first above mentioned:

UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO

By:	/s/ Roberto Fortuño
Name:	Roberto Fortuño
Title:	Managing Director

POPULAR SECURITIES, INC.

By:	/s/ Gregory Kaufman
Name:	Gregory Kaufman
Title:	Managing Director

SCHEDULE I

Underwriters	Number of Securities to be Purchased
UBS Financial Services Incorporated of Puerto Rico	6,927,835
Popular Securities, Inc.	6,927,835
Citigroup Global Markets, Inc.	1,979,381
B. Riley & Co., LLC	164,948
Total	16,000,000

EXECUTION COPY

SCHEDULE II

Title of Securities:

8.25% Non-cumulative Monthly Income Preferred Stock, Series B

Number of Securities:

16,000,000 shares

Initial Public Offering Price:

$25 per share

Purchase Price by Underwriters:

$24.196875 per share

Underwriters’ Compensation:

$12,850,000

Specified Funds for Payment of Purchase Price:

Immediately available funds by wire

Time of Delivery:

May 28, 2008

Closing Location:

Pietrantoni Méndez & Alvarez LLP

209 Muñoz Rivera Avenue, Suite 1901

San Juan, PR 00918

Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

Issuer Free Writing Prospectuses included in the Pricing Disclosure Package:

Final Term Sheet dated May 22, 2008, filed pursuant to Rule 433